FORM OF
			   CERTIFICATE OF AMENDMENT

	       The undersigned, Mr. Fritz Gerber, being the President, and Mr. Lambertus H.M. van Wilgenburg, being the Secretary, respectively of ROCHE CAPITAL CORPORATION, do hereby certify as follows:
	 1.    That the above named Corporation was organized under the Laws
	       of the Republic of Panama by Notarial Document No. 14393 dated November 29, 1990, Notary Number Three of the Circuit of
	       Panama, Republic of Panama, which document was recorded in the Public Registry Office, Microfilm Section (Mercantile) at Microfiche 241785, Roll 31108, Frame 0075 on December 4, 1990 and was amended by Notarial Document No. 2890 dated March 10, 1994, Notary Number Three of the Circuit of Panama, Republic of Panama, which document was recorded in the Public Registry Office, Microfilm Section (Mercantile) at Microfiche 241785, Roll 41695, Frame 0036, on March 16, 1994.
	 2. That an Extraordinary Stockholders' meeting of the Corporation was held on September 30, 1994, at which meeting all of the shares issued and outstanding of the Corporation with a right to vote were present or represented, these stockholders having waived prior notice as permitted by Article 44 of Law 32 of 1927.
	 3. That at said meeting Mr. Fritz Gerber, President of the Corporation, acted as Chairman of the meeting, and Dr. Henri B. Meier, Vice President and Treasurer of the Corporation, acted as Secretary thereof.
	 4. That at such meeting Article 3 of the Certificate of Incorporation of the Corporation was unanimously amended to
	       read as follows:
	       "     3.    A.  Classes of Stock.  The Corporation is
	       authorized to issue FIVE HUNDRED (500) shares of common stock, all of which shall be without nominal or par value; each share of common stock will have one vote. The Corporation is further authorized to issue SEVEN HUNDRED THOUSAND (700,000) shares of a series of preferred stock, titled Limited Conversion Preferred Stock. This series will have the powers, preferences, rights, qualifications, limitations and restrictions set forth hereunder.

		     The capital of the Corporation shall be at least equal to
	       the aggregate par value of all shares with par value, if any, plus the amount received by the Corporation for the issuance of shares without par value, plus the amounts which from time to time may be transferred thereto by resolution of the Board of Directors.

		     Subject to the foregoing paragraph, the Corporation may
	       issue and sell its authorized shares without par value from time to time for the consideration which, in the opinion of the Board of Directors, is the fair value of such shares, or for the consideration which may from time to time be fixed by the Board of Directors; or for the consideration which may be agreed to or approved by the holders of at least a majority of the shares with a right to vote. All and every shares so issued shall be fully paid and non-assessable, and the holders thereof shall not be liable to the Corporation or its creditors in respect thereto.

		     The liability of the shareholders is limited to the
	       amount unpaid on the shares subscribed.

		     Shares may be issued to bearer or as registered shares,
	       as may be determined by the Board of Directors, and the Board may permit certificates to bearer to be exchanged for certificates in the name of the owner and vice versa.

		     B. Terms of Preferred Stock.  With respect to the
	       series of preferred stock of the Corporation, titled Limited Conversion Preferred Stock, the designation and amount thereof and the relative powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series are as follows:

		     SECTION 1. Designation, Amount and Stated Value. The shares of such series shall be designated "Limited Conversion Preferred Stock" (the "Limited Conversion Preferred Stock" or "LCPS"), and the authorized number of shares constituting such series shall be 700,000. The stated value of each share of Limited Conversion Preferred Stock shall be $1000.00 ("Stated Value"). No fractional shares of LCPS shall be issuable.

		     SECTION 2.  Dividends and Distributions.

		     (A) The Holders of shares of the Limited Conversion Preferred Stock ("Holders"), in preference to the holders of the Corporation's common stock (the "Common Stock"), shall be entitled to receive, subject to paragraphs B and C below, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends in cash at the rate of 3% per annum (computed on the basis of a 360-day year) on the Liquidation Value of each share of Limited Conversion Preferred Stock on and as of the most recent Dividend Payment Date (as defined below). Such dividends shall be payable annually in arrears each year on the date of the anniversary of the issuance of the LCPS (each such date being referred to herein as a "Dividend Payment Date"), commencing on the first Dividend Payment Date after the issuance of such share. Accrued and unpaid dividends on outstanding shares of Limited Conversion Preferred Stock, if any, shall be added to the Liquidation Value (as defined in Section 6) of such shares on and as of the Dividend Payment Date on which such dividends were originally scheduled to be paid and shall thereupon cease to be accrued and unpaid dividends.

		     (B) Dividends shall begin to accrue (whether or not declared) and be cumulative on outstanding shares of the Limited Conversion Preferred Stock from the date of issue of each such share of Limited Conversion Preferred Stock. Accrued but unpaid dividends shall not bear interest. Dividends paid on shares of the Limited Conversion Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all shares of Limited Conversion Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of Holders entitled to receive payment of any dividend declared thereon, which record date shall not be more than 60 days prior to the date fixed for any such payment.

		     (C) In no event shall any dividend in cash be paid or set apart for payment on shares of stock ranking pari passu (either as to dividends or upon liquidation, dissolution, or winding up) with the Limited Conversion Preferred Stock unless, contemporaneously therewith, a like ratable dividend in cash is declared by the Board of Directors, paid or set aside for payment on or in respect of the shares of Limited Conversion Preferred Stock outstanding at the time.

		     SECTION 3. Voting Rights. Except as otherwise provided under applicable law, the Holders shall have no voting rights, except that the approval of Holders of at least a majority of the outstanding shares of Limited Conversion Preferred Stock shall be required to change the terms and provisions of the Limited Conversion Preferred Stock (whether by amendment to the Corporation's Certificate of Incorporation or otherwise) in a manner which affects adversely the rights and preferences of the Holders of the Limited Conversion Preferred Stock.

		     SECTION 4.  Certain Restrictions.

		     (A) Whenever dividends payable on the Limited Conversion Preferred Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends, whether or not declared, on outstanding shares of the Limited Conversion Preferred Stock shall have been paid in full as provided in Section 2, the Corporation shall not:

		      (i) declare or pay dividends on, or make any other
	       distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Limited Conversion Preferred Stock;

		     (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Limited Conversion Preferred Stock, except like dividends paid ratably (according to respective aggregate Liquidation Values) on shares of the Limited Conversion Preferred Stock and all other stock ranking on a parity therewith on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

		   (iii) redeem, purchase or otherwise acquire for value any
	       shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Limited Conversion Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon liquidation, dissolution and winding up) to the Limited Conversion Preferred Stock.

		     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for value any shares of the capital stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

		     (C) The Corporation shall not be a party to any consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets in a transaction in which LCPSs are changed into or mandatorily exchanged for other securities or property unless the Holders of the LCPSs shall receive securities in such transaction which are exchangeable for NESs (as defined in Section 9(A) hereof) and unless the Corporation has received an opinion of Davis Polk & Wardwell (or other counsel satisfactory to the Holders of a majority of the outstanding shares of LCPS at the time of such transaction) to the effect that receipt of such securities or other property shall be tax free to the holders of such LCPSs for U.S. federal income tax purposes.

		     SECTION 5. Reacquired Shares. Any shares of Limited Conversion Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever (including by redemption or reclassification) may, in the sole discretion of the Corporation, be retired and canceled promptly after the acquisition thereof. All such shares shall upon their retirement and upon the filing of any required certificate pursuant to the Panama Corporation Law, become authorized but unissued shares of preferred stock without designation as to series and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors or as otherwise permitted under the Panama
	       Corporation Law.

		     SECTION 6.  Liquidation, Dissolution or Winding Up.

		     (A) Upon any liquidation, dissolution or winding up of the Corporation, the Holder of each share of Limited Conversion Preferred Stock shall be entitled to a payment in an amount equal to the Liquidation Value of such share, together with any accrued and unpaid dividends thereon, at the time fixed for such liquidation, dissolution or winding up, before any payment shall be made or any assets distributed to the Holders of the Common Stock or any other stock of the Corporation ranking junior (as to dividends and upon distribution, liquidation or winding up) to the Limited Conversion Preferred Stock. The Corporation shall give each Holder of LCPS notice of any such liquidation, dissolution or winding up at least 60 days prior to consummation thereof. "Liquidation Value" means, with respect to any share of Limited Conversion Preferred Stock, (i) at any time on or prior to the first Dividend Payment Date with respect to such share, the Stated Value thereof (the "Initial Liquidation Value") and (ii) thereafter, the sum of the Initial Liquidation Value and the aggregate of all accrued and unpaid dividends on such share on and as of the immediately preceding Dividend Payment Date without regard to whether any such dividends have been added to the Liquidation Value of such share. If the assets of the Corporation, or the proceeds thereof, are not sufficient to pay in full the aggregate Liquidation Value payable to the Holders of outstanding shares of Limited Conversion Preferred Stock and all shares of any stock ranking pari passu therewith (either as to dividends or upon dissolution, liquidation or winding up), if any, then the Holders of all such shares shall share ratably (according to respective aggregate Liquidation Values) in such distribution of assets, or the proceeds thereof, in accordance with the amount which would be payable on such distribution if the amounts to which the Holders of all outstanding shares of Limited Conversion Preferred Stock and the holders of all outstanding shares of such parity stock are entitled were paid in full. Except as provided in this Section 6, Holders of Limited Conversion Preferred Stock shall not be entitled to any distribution in respect of the Limited Conversion Preferred Stock in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

		     (B) For the purposes hereof, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation or merger (or similar combination) of the Corporation with or into one or more other corporations shall, without further corporate action, be deemed to be a liquidation, dissolution or winding up of the Corporation, voluntary or involuntary.

		     SECTION 7.  Redemption.

		     (A) Optional Redemption. The Corporation may redeem outstanding shares of Limited Conversion Preferred Stock, at any time in whole or from time to time in part, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Value of such shares on and as of the date (the "Redemption Date") on which such redemption is to occur, together with accrued and unpaid dividends thereon to but not including the date fixed for redemption if, and to the extent, the Corporation shall have funds legally available for such payment (i) with the consent of the Holder of the Limited Conversion Preferred Stock to be so redeemed, (ii) such redemption, in the reasonable judgment of the Corporation, shall be necessary to terminate reporting and registration requirements of the Corporation under the United States Securities Exchange Act of 1934, as amended ("Exchange Act") or
	       (iii) such redemption, in the reasonable judgment of the Corporation, shall be necessary to avoid application of registration or reporting obligations under applicable securities laws to the Corporation, any affiliate of the Corporation or securities issuable upon exchange of the Limited Conversion Preferred Stock. In the event the Corporation shall redeem less than all outstanding shares of the Limited Conversion Preferred Stock for the purposes set forth in clauses (ii) or (iii) of the preceding sentence, shares will be redeemed in the inverse order of size of the aggregate number of shares held of record (within the meaning of Rule 12g5-1 under the Exchange Act, as amended from time to time) of each Holder or in such other reasonable manner as may be selected by the Corporation in its sole discretion from time to time.

		     (B) Mandatory Redemption. The Corporation shall, on the date of the tenth anniversary of the issuance of the shares, redeem all outstanding shares of Limited Conversion Preferred Stock at the aggregate Liquidation Value.

		     (C) In the event the Corporation shall redeem any or all shares of Limited Conversion Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 10 days nor more than 60 days prior to the Redemption Date, to each Holder of record of the shares to be redeemed at such Holder's address as the same appears on the stock register of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the proceedings for the redemption of any share of Limited Conversion Preferred Stock to be redeemed except in respect of the Holder to whom the Corporation has failed to give said notice or except as to the Holder whose notice was defective. Each such notice shall state: (1) the Redemption Date; (2) the number of shares of Limited Conversion Preferred Stock to be redeemed (the "Redeemed Shares") on such Redemption Date and, if less than all the shares held by such Holder are to be redeemed from such Holder, the number of Redeemed Shares to be redeemed from such Holder; (3) the Redemption Price; (4) the place or places where certificates for the Redeemed Shares are to be surrendered for payment of the Redemption Price; and
	       (5) that dividends on the Redeemed Shares will cease to accrue on and as of the Redemption Date.

		     (D) Notice having been mailed as aforesaid, on and as of the Redemption Date (unless the Corporation shall have defaulted in the payment of the Redemption Price for the Redeemed Shares), dividends on the Redeemed Shares shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the Holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Redemption Price with respect thereto) shall cease. In case fewer than all the shares of Limited Conversion Preferred Stock represented by any certificate representing such shares are redeemed, a new certificate shall be issued representing the number of unredeemed shares without cost to the Holder thereof.

		     SECTION 8. Restrictions on Transfer. Shares of Limited Conversion Preferred Stock shall not be transferable except (i) in the case of shares held by an individual, to the estate or the immediate family of such individual (as that term is defined in Rule 16a-1(e) under the Exchange Act, as amended from time to time) or to an entity all of the owners of which are members of the immediate family of such individual, (ii) in the case of shares held by a corporation or partnership, to a wholly-owned subsidiary of such corporation or partnership, or (iii) in either case, to an institution qualified as tax-exempt under
	       Section 501(c)(3) of the United States Internal Revenue Code of
	       1986.

		     SECTION 9.  Exchange.

		     (A) Description of the Exchange. Subject to the provisions of Section 10(A) hereof, on the second anniversary of the date the Shares are first issued (or, if earlier, adoption by the Corporation of a plan of liquidation, dissolution or winding-up of the Corporation ("Liquidation"), and on each anniversary thereafter prior to the Mandatory Redemption Date (or, in the event of a Liquidation, the date 30 days prior to consummation of such Liquidation) (the "Exchange Date"), Holders of the Limited Conversion Preferred Stock may exchange their Shares for Genussscheine of Roche Holding Ltd, a Swiss corporation ("Roche") ("Non-voting Equity Securities" or "NESs") (the "Exchange"). The Exchange right is exercisable against the Corporation.

		     (B) Provided a Holder complies with the Exchange Conditions, such Holder of outstanding shares of Limited Conversion Preferred Stock will be entitled to receive in exchange for each share of LCPS to be exchanged by such Holder a number of NESs equal to the Stated Value divided by $7,143.86 (150% of U.S. $ equivalent of NES price based on the closing Zurich NES price, and Noon Buying Rate, on April 29, 1994) (the "Exchange Ratio"). No fractional NESs will be issued on exchange of shares of LCPS. A Holder who, in the absence of the preceding sentence, would otherwise be entitled to a fractional NES will receive cash in U.S. dollars equal to the value of such fractional NESs based upon the Sale Price (as defined below) of a single NES on the Trading Day (as defined below) immediately preceding the Exchange Date. At the time of any exchange hereunder, the rights of the holders of LCPS so exchanged as shareholders of the Corporation (with respect to such exchanged LCPS shares) shall cease, and the person or persons entitled to receive the NESs issuable upon exchange shall be treated for all purposes as the registered holder or holders of such NESs as of the Exchange Date.

		     "Sale Price" means the closing sale price per Non-voting
	       Equity Security in Swiss Francs (or, if no closing sale price is reported, the mean of the closing bid and closing asked prices) on the Zurich Stock Exchange on such Trading Day. The equivalent price in U.S. dollars shall be based on the Noon Buying Rate on such Trading Day, or if such Trading Day is a Saturday or Sunday or other day on which commercial banks in The City of New York are obligated or authorized to close, shall be based on the Noon Buying Rate on the preceding day for which a Noon Buying Rate is available. "Trading Day" means each day on which the Zurich Stock Exchange is open for trading, other than day a day on which such exchange is scheduled to close prior to its regular weekday closing time. The "Noon Buying Rate" as of any date means the noon buying rate in The City of New York for cable transfers in Swiss francs (to purchase U.S. dollars and sell Swiss francs) as certified for customs purposes by the Federal Reserve Bank of New York in effect on such date.

		     (C) Exchange Conditions. Prior to effecting an Exchange, (i) each exchanging Holder shall have delivered to the Corporation, not later than 20 days prior to the Exchange Date, a certification in a form to be provided by the Corporation of such information as the Corporation deems necessary in order to determine the availability of an exemption from registration under applicable securities laws with respect to such exchanging holder, and (ii) the Corporation shall have received an opinion of counsel to the Corporation that such Exchange (together with all other relevant Exchanges) is exempt from registration under applicable securities laws.

		     (D) Exchange Notice. The Corporation shall give notice of each Exchange Date by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the Exchange Date, to each Holder of record of the shares at such Holder's address as the same appears on the stock register of the Corporation (the "Exchange Notice"); provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the proceedings for the exchange of any share of Limited Conversion Preferred Stock to be exchanged. Each such notice shall state: (1) the Exchange Date and the date by which an Exchanging Holder must deliver the certification required by Section 9(C); (2) the form of such certification; (3) the name and address of the Exchange Agent (as defined in Section 9(E) hereof); and (4) instructions for completion of the Exchange.

		     (E) Method for Exchange. To exchange shares of LCPS, a Holder must (i) complete and manually sign the Notice of Intent to Exchange on the back of the LCPS certificate (or complete and manually sign a facsimile thereof) and deliver such notice to the agent acting on behalf of the Corporation designated in the Exchange Notice ("Exchange Agent"), (ii) surrender the LCPS certificate to the Exchange Agent, (iii) if required, furnish appropriate endorsements and transfer documents and (iv) if required, pay all transfer or similar taxes. Such Notice of Intent to Exchange shall include, if required, an agreement to abide by the Post-Exchange Transfer Restrictions.

		     (F) Adjustment of Exchange Ratio. The Exchange Ratio will be adjusted if any of the following events occur:

		     (i)  Rights Issues

	       If Roche shall by way of Subscription Rights (as defined below) (otherwise than in lieu of a cash dividend), offer new Shares, Non-voting Equity Securities, new participation certificates and other new securities forming part of the capital of Roche for subscription to the holders of existing Non-voting Equity Securities (a "Rights Issue"), then the Exchange Ratio shall be adjusted by multiplying the Exchange Ratio in effect immediately prior to the issuance of the Subscription Rights by a fraction, the numerator of which shall be the Value of a Non-voting Equity Security for the period ending on the date immediately preceding the date on which the Non-voting Equity Securities are traded ex such Subscription Rights and the denominator of which is (x) such Value of a Non-voting Equity Security for such period less (y) the Value of the Subscription Right offered for each Non-voting Equity Security for the period commencing on the date the Subscription Rights are first traded on the Zurich Stock Exchange.

	       "Subscription Rights" means the entitlement or right, as the case may be, attached to each existing Non-voting Equity Security to subscribe or acquire, directly or indirectly, new Shares of Roche, Non-voting Equity Securities or participation certificates of Roche (as the case may be) (including, for the avoidance of doubt, any issues of convertible bonds, exchangeable bonds or bonds with warrants) pursuant to a Rights Issue by Roche (whether by the exercise of one Subscription Right, a part of a Subscription Right or an aggregate number of Subscription Rights).

	       "Value" means the average of the daily closing prices (the "Price") of the Non-voting Equity Securities or the Subscription Rights, as the case may be, on the Zurich Stock Exchange during the relevant ten Trading Day period (or in the case of Subscription Rights, such shorter period as the Subscription Rights may be traded) rounded to the nearest whole Swiss franc, provided that if the Subscription Right is not traded on the Zurich Stock Exchange, the Price shall be the price published by the Zurich Stock Exchange in respect of such Subscription Rights.

	     (ii)  Bonus Issues

	       If Roche shall make an issue of Shares, Non-voting Equity Securities or participation certificates of Roche credited as fully paid to the holders of Non-voting Equity Securities by way of capitalization of profits or reserves (a "Bonus Issue") (otherwise than in lieu of a cash dividend and without any payment or other consideration being made or given by such holders), then the Exchange Ratio shall be adjusted by multiplying the Exchange Ratio in effect immediately prior to such Bonus Issue by a fraction, the numerator of which is the Value of a Non-voting Equity Security for the period ending on the date immediately preceding the date on which the Non-voting Equity Securities are traded ex such Bonus Issue and the denominator of which is the Value of a Non-voting Equity Security for the period commencing on such ex-date.

	    (iii)  Non-voting Equity Security Splits

	       If Roche shall subdivide the Non-voting Equity Securities into a greater number of Non-voting Equity Securities, then the Exchange Ratio shall be multiplied by the number of subdivided Non-voting Equity Securities replacing one former Non-voting Equity Security.

	     (iv)    Non-Voting Equity Security Consolidations

	       If Roche shall consolidate its Non-voting Equity Securities into a smaller number of Non-voting Equity Securities, then the Exchange Ratio shall be divided by the number of former Non-voting Equity Securities which corresponds to one consolidated Non-voting Equity Security.

	     (v)  Extraordinary Distributions

	       If Roche shall, by dividend or otherwise, distribute securities, assets, or rights thereto, to holders of Non-voting Equity Securities (but excluding any dividend, whether in cash or property, that is distributed in the ordinary course, and any rights or issues referred to above in subparagraph 9(F)(i) or 9(F)(ii)), then the Exchange Ratio shall be adjusted by multiplying the Exchange Ratio in effect immediately prior to such distribution by a fraction, the numerator of which is the closing Sale Price of a Non-voting Equity Security in Swiss francs (or, if no closing Sale Price is reported, the mean of the bid and asked prices) on the Zurich Stock Exchange on the day immediately preceding the date on which the Non-voting Equity Security is traded ex such distribution and the denominator of which is the closing Sale Price of a Non-voting Equity Security in Swiss francs (or, if no closing Sale Price is reported, the mean of the bid and asked prices) on the Zurich Stock Exchange on such ex-date.

	     (vi)    Exchange and Liquidation

	       If the holders of Non-voting Equity Securities shall be required to exchange Non-voting Equity Securities for one or more Shares or participation certificates, other securities, cash and/or property or if on a liquidation of Roche the Non-voting Equity Securities shall receive a return of capital, whether in the form of securities, cash and/or property, then the holder of the shares of Limited Conversion Preferred Stock shall be entitled to receive on exchange the kind and amount of securities, cash and/or property that the Holder would have received if the Holder had exchanged such Holder's shares of Limited Conversion Preferred Stock immediately prior to the effective date of the transaction.

	    (vii)  Other Adjustments

	       Adjustments will not be made in any other circumstances; subject to the right of the Corporation (after consultation with Roche) to make such adjustments as it believes appropriate in circumstances where an event or events occur which it believes should give rise to such adjustment provided that any such adjustments shall only be made for the benefit of the Holders of the shares of LCPS generally (without considering the circumstances of any individual Holder or the tax or other consequences of such adjustments in any particular jurisdiction).

	       The adjustments described in (i), (ii) and (v) shall be made only if the Non-voting Equity Securities trade ex such Rights Issue, Bonus Issue or extraordinary distribution on or prior to the effective date of the transaction.

	       If Roche is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, the right to exchange a share of LCPS for NESs shall be converted into a right to exchange such share of LCPS into the kind and amount of securities, cash or other assets that the Holder would have received if the Holder had exchanged such Holder's shares of LCPS immediately prior to the effective date of the transaction.

		     (G) Post-Exchange Transfer Restrictions. The Non-voting Equity Securities have not been and will not be registered under the United States Securities Act of 1933, as amended ("Securities Act"). Therefore, the Non-voting Equity
	       Securities may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the Securities Act), except to qualified institutional buyers (as defined in Rule 144A) in reliance on Rule 144A or to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities
	       Act) in transactions exempt from the registration requirements of the Securities Act. Upon exchange of LCPSs for NESs, the exchanging Holder shall agree with Roche in the certification required by Section 9(C) hereof to the foregoing.

		     SECTION 10. Exchange Termination. (A) The rights of Holders to exchange shares of LCPS in accordance with the terms of Section 9 hereof shall terminate at the election of the Corporation if, at any time, the United States Securities and Exchange Commission ("SEC") requires that Roche

	       (i)  become a reporting company subject to the requirements of
	 Section 12 of the Exchange Act or

	       (ii) provide to the SEC financial or other information with respect to Roche not then published elsewhere by Roche.

		     (B) In the event the rights of Holders of the LCPS to exchange shares of LCPS are terminated by the Corporation pursuant to Section 10(A) hereof, Holders whose rights are so terminated shall have the right to require the Corporation to redeem such Holders' shares of LCPS at a redemption price equal to the aggregate Stated Value, plus any accrued and unpaid dividends, as of the date such Holder requests redemption. The last sentence of Section 7(A) shall not apply to any redemption of shares requested by Holders under this Section 10(B).

		     SECTION 11. Rank. The Limited Conversion Preferred Stock shall rank senior to the Common Stock with respect to dividend payments, liquidation preference and redemption."

	 5. And likewise, the following resolution was unanimously adopted:

		     "FURTHER RESOLVED, that the President and Secretary be,
	       and they are hereby authorized and empowered to execute all necessary documents to carry into effect the foregoing resolution and to record the amendment to Article 3 of the Certificate of Incorporation herein adopted."


	       IN WITNESS WHEREOF, this Certificate is executed this ____ day of October, 1994


_______________________                      _______________________
     Fritz Gerber                          Lambertus H.M. van Wilgenburg
      President                                      Secretary